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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 15, 1999, except as to Note 12 which is as of March 26, 1999, relating to the financial statements, which appears on page 19 of Cheniere Energy, Inc.'s Annual Report on Form 10-K for the fiscal year ended December 31, 1998. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
PRICEWATERHOUSECOOPERS LLP
June 14 1999
Houston, Texas